BWX Technologies Reports Third Quarter 2022 Results
•3Q22 revenue of $523.7 million
•3Q22 net income of $61.8 million, adjusted EBITDA(1) of $100.1 million
•3Q22 diluted GAAP EPS of $0.67, non-GAAP(1) EPS of $0.69
•3Q22 net cash provided by operating activities of $65.0 million, free cash flow(1) of $25.4 million
•Narrows 2022 guidance and anticipates strong revenue and EBITDA(1) growth in 2023
•Technetium 99-m generator application accepted by FDA with priority review classification
Lynchburg, VA – November 7, 2022 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported third quarter 2022 GAAP net income attributable to BWXT of $61.6 million, or diluted earnings per share (EPS) of $0.67, on revenue of $523.7 million. Third quarter 2022 non-GAAP(1) net income attributable to BWXT was $63.0 million, or $0.69 diluted EPS. Third quarter 2022 adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA)(1) was $100.1 million. A reconciliation of non-GAAP results are detailed in Exhibit 1.
“BWXT delivered third quarter results that were in line with our expectations that we framed in the second quarter earnings call," said Rex D. Geveden, president and chief executive officer. “Strong performance from Commercial Operations combined with cost control initiatives offset headwinds in the Government Operations segment attributable to lower than projected production volumes due to hiring challenges in a tough macro labor market impacting many industries. We are continuing to address attrition and transitory labor shortages by implementing a set of comprehensive actions including aggressive recruiting, enhanced training and retention measures.”
Geveden continued, “In the past couple of months, BWXT has made exciting progress in two important nuclear growth end-markets: nuclear medicine and commercial nuclear power. In September, we submitted our Tc-99m generator application to the FDA and last week we were notified by the FDA that our application has been accepted with a priority review classification. Also in September, BWXT Medical completed the first trial batch of Actinium-225 for Bayer’s evaluation in therapeutic clinical trials. In August, BWXT's clean-energy business was awarded a contract from GE-Hitachi to begin engineering for its BWRX-300 small modular reactor (SMR) pressure vessel that will enable us to begin manufacturing and procurement preparations. This award firmly supports the global interest in clean-energy SMR technology, and BWXT is well suited to provide design and efficient manufacturing solutions for complex nuclear components to GE-Hitachi as well as other SMR solutions.”
“Given current labor dynamics, we are narrowing 2022 earnings guidance by bringing down the top-end of the range. However, with the company’s new wins, recent growth initiative progress, and positive secular tailwinds in BWXT’s nuclear end-markets, we anticipate strong operational growth in 2023 and accelerating growth over the medium-term,” said Geveden.
(1) A reconciliation of non-GAAP results, including adjusted EBITDA, are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Financial Results Summary

	Three Months Ended September 30,
	2022	2021	$ Change	% Change
	(Unaudited) (In millions, except per share amounts)
Revenues
Government Operations	$422.5	$417.1	$5.4	1%
Commercial Operations	$101.8	$83.4	$18.4	22%
Consolidated	$523.7	$498.7	$25.0	5%
Operating Income
Government Operations	$77.7	$87.5	$(9.8)	(11)%
Commercial Operations	$6.8	$4.9	$1.9	39%
Unallocated Corporate (Expense) Income	$(4.7)	$(5.0)	$0.3	NM
Consolidated	$79.9	$87.5	$(7.6)	(9)%
Consolidated non-GAAP(1)	$81.5	$88.2	$(6.7)	(8)%
EPS (Diluted)
GAAP	$0.67	$0.63	$0.04	6%
Non-GAAP(1)	$0.69	$0.76	$(0.07)	(9)%
Net Income
GAAP	$61.8	$60.2	$1.7	3%
Non-GAAP(1)	$63.2	$72.2	$(9.0)	(12)%
Adjusted EBITDA(1)
Government Operations	$90.4	$98.6	$(8.3)	(8)%
Commercial Operations	$11.5	$10.2	$1.2	12%
Corporate	$(1.7)	$(3.1)	$1.5	NM
Consolidated	$100.1	$105.7	$(5.6)	(5)%
Cash Flows
Net Cash Provided By Operating Activities	$65.0	$67.3	$(2.3)	(3)%
Purchases of Property, Plant and Equipment	$39.6	$66.5	$(26.8)	(40)%
Free Cash Flow(1)	$25.4	$0.8	$24.6	NM
Repurchases of Common Stock	$—	$165.8	$(165.8)	NM
Dividends Paid to Common Shareholders	$20.1	$20.0	$0.2	1%
NM = Not Meaningful

Revenues
Third quarter revenue increased in both operating segments. The Government Operations increase was driven by higher naval production and microreactors volume, partially offset by lower long-lead material production. The Commercial Operations increase was driven by higher field services, higher fuel handling and an increase in medical sales.
Operating Income and Adjusted EBITDA(1)
Third quarter total operating income decreased driven by lower operating income in Government Operations that was partially offset by higher operating income in Commercial Operations. The Government Operations decrease was driven by decreased labor efficiencies that resulted in fewer favorable contract adjustments, lower recoverable CAS pension income, and higher depreciation and acquisition amortization, partially offset by higher income in technical service joint ventures. The Commercial Operations increase was driven by higher revenue, a more favorable business mix and segment cost controls.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

Third quarter total adjusted EBITDA(1) decreased for the reasons noted above as lower Government Operations adjusted EBITDA(1) was partially offset by higher Commercial Operations adjusted EBITDA(1).
EPS
The third quarter GAAP EPS increase was driven primarily by the absence of cost associated with an early bond redemption that occurred in the third quarter 2021 and lower share count, partially offset by lower FAS/CAS pension income, higher interest expense and a higher effective tax rate. The third quarter non-GAAP EPS decrease was driven by lower operating and FAS/CAS pension income, higher interest expense, and a higher effective tax rate, which was partially offset by a lower share count.
Cash Flows
Decreased operating cash flow was driven by higher cash taxes, partially offset by more favorable changes in working capital. Lower capital expenditures were driven by less spend on two major growth capital campaigns, for U.S. naval nuclear reactors and medical radioisotopes, that are nearing completion.
Dividend
BWXT paid $20.1 million dollars, or $0.22 per common share, to shareholders in the third quarter 2022. On November 1, 2022, the BWXT Board of Directors declared a quarterly cash dividend of $0.22 per common share payable on December 13, 2022, to shareholders of record on November 21, 2022.
2022 Guidance

(In millions, except per share amounts)		As of August 8, 2022	As of November 7, 2022
	Year Ended	Year Ended	Year Ended
	December 31, 2021	December 31, 2022	December 31, 2022
Revenues	$2,124	up 6.5% - 8.0%	up 6.5% - 7.0%
Adjusted EBITDA(1)	$418	up 5.0% - 6.5%	up ~5.0%
Non-GAAP(1) Earnings Per Share	$3.06	$3.08 - $3.23	$3.10 - $3.15
Net Cash Provided by Operating Activities	$386	$260 - $290	$260 - $290
Capital Expenditures	$311	$195 - $210	< $200
2022 Segment Outlook

(In millions)	As of August 8, 2022		As of November 7, 2022
	Revenue	Adjusted EBITDA(1)	Revenue	Adjusted EBITDA(1)
Government Operations	up 6.0% - 7.5%	$400 - $405	up ~6.0%	~$395
Commercial Operations	up 7.5% - 8.5%	$48 - $50	up ~8.5%	~$50
Additional information can be found in the 2022 third quarter earnings call presentation on the BWXT investor relations website at www.bwxt.com/investors. The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results.
Conference Call to Discuss Third Quarter 2022 Results
Date: Monday, November 7, 2022, at 5:00 p.m. EST
Live Webcast: Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/3Q2022-release
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Non-GAAP Measures
BWXT uses and makes reference to adjusted EBITDA, free cash flow and free cash flow conversion, which are not recognized measures under GAAP. BWXT is providing these non-GAAP measures to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations. Definitions for the non-GAAP measures are provided below and reconciliations are detailed in Exhibit 1, except that reconciliations of forward-looking GAAP measures are not provided because the company is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. Other companies may define these measures differently or may utilize different non-GAAP measures, thus impacting comparability.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated using non-GAAP net income, plus provision for income taxes, less other – net, less interest income, plus interest expense, plus depreciation and amortization.
Free Cash Flow (FCF) is calculated using net income to derive net cash provided by (used in) operating activities less purchases of property, plant and equipment.
Free Cash Flow conversion is free cash flow divided by net income.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for each of our reportable segments, including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes, SMR components and recent acquisitions; disruptions to our supply chain and/or operations, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our expectations and guidance for 2022 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities and other customers; the timing of technology development, regulatory approval and automation of production; the receipt and/or timing of government approvals; the impact of COVID-19 on our business and our employees, contractors, suppliers, customers and other partners and their business activities; the potential recurrence of subsequent waves or strains of COVID-19 or similar diseases; labor market challenges, including employee retention and recruitment; adverse changes in the industries in which we operate; and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2021 and subsequent Form 10-Q filings. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va. BWXT is a Fortune 1000 and Defense News Top 100 manufacturing and engineering innovator that provides safe and effective nuclear solutions for global security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,700 employees, BWXT has 14 major operating sites in the U.S., Canada and the U.K. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXT and learn more at www.bwxt.com

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Vice President, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

(1) A reconciliation of non-GAAP results are detailed in Exhibit 1. Additional information can be found in the materials on the BWXT investor relations website at www.bwxt.com/investors.

EXHIBIT 1
BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

Three Months Ended September 30, 2022
	GAAP	Restructuring Costs	Acquisition Related Costs	Non-GAAP

Operating Income	$79.9	$1.2	$0.5	$81.5
Other Income (Expense)	2.1	—	—	2.1
Provision for Income Taxes	(20.2)	(0.2)	(0.1)	(20.5)
Net Income	61.8	1.0	0.4	63.2
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	(0.2)
Net Income Attributable to BWXT	$61.6	$1.0	$0.4	$63.0

Diluted Shares Outstanding	91.7			91.7
Diluted Earnings per Common Share	$0.67	$0.01	$0.00	$0.69
Effective Tax Rate	24.6%			24.5%

Government Operations Operating Income	$77.7	$—	$0.5	$78.2
Commercial Operations Operating Income	$6.8	$—	$—	$6.8
Unallocated Corporate Operating Income	$(4.7)	$1.2	$—	$(3.5)

Three Months Ended September 30, 2021
	GAAP	Restructuring Costs	Cost associated with early bond redemption	Non-GAAP

Operating Income	$87.5	$0.8	$—	$88.2
Other Income (Expense)	(9.7)	—	15.0	5.3
Provision for Income Taxes	(17.6)	(0.2)	(3.5)	(21.3)
Net Income	60.2	0.6	11.5	72.2
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	(0.2)
Net Income Attributable to BWXT	$59.9	$0.6	$11.5	$72.0

Diluted Shares Outstanding	94.5			94.5
Diluted Earnings per Common Share	$0.63	$0.01	$0.12	$0.76
Effective Tax Rate	22.6%			22.8%

Government Operations Operating Income	$87.5	$0.2	$—	$87.7
Commercial Operations Operating Income	$4.9	$0.3	$—	$5.2
Unallocated Corporate Operating Income	$(5.0)	$0.3	$—	$(4.7)

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended September 30, 2022
	GAAP	Restructuring Costs	Acquisition Related Costs	Non-GAAP

Net Income	$61.8	$1.0	$0.4	$63.2
Provision for Income Taxes	20.2	0.2	0.1	20.5
Other – net	(11.5)	—	—	(11.5)
Interest Income	(0.3)	—	—	(0.3)
Interest Expense	9.6	—	—	9.6
Depreciation & Amortization	18.6	—	—	18.6
Adjusted EBITDA	$98.5	$1.2	$0.5	$100.1

Three Months Ended September 30, 2021
	GAAP	Restructuring Costs	Costs associated with early bond redemption	Non-GAAP

Net Income	$60.2	$0.6	$11.5	$72.2
Provision for Income Taxes	17.6	0.2	3.5	21.3
Other – net	(1.6)	—	(10.8)	(12.4)
Interest Income	(0.2)	—	—	(0.2)
Interest Expense	11.5	—	(4.2)	7.3
Depreciation & Amortization	17.5	—	—	17.5
Adjusted EBITDA	$105.0	$0.8	$—	$105.7
RECONCILIATION OF REPORTING SEGMENT ADJUSTED EBITDA(1)(2)(3)
(In millions)

Three Months Ended September 30, 2022
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$77.7	$0.5	$12.1	$90.4
Commercial Operations	$6.8	$—	$4.6	$11.5

Three Months Ended September 30, 2021
	Operating Income (GAAP)	Non-GAAP Adjustments(4)	Depreciation & Amortization	Adjusted EBITDA

Government Operations	$87.5	$0.2	$10.9	$98.6
Commercial Operations	$4.9	$0.3	$5.0	$10.2

EXHIBIT 1 (continued)
RECONCILIATION OF CONSOLIDATED FREE CASH FLOW(1)(2)(3)
(In millions)

Three Months Ended September 30, 2022

Net Cash Provided By Operating Activities	$65.0
Purchases of Property, Plant and Equipment	(39.6)
Free Cash Flow	$25.4

Three Months Ended September 30, 2021

Net Cash Provided By Operating Activities	$67.3
Purchases of Property, Plant and Equipment	(66.5)
Free Cash Flow	$0.8

(1)	Tables may not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.
(3)	BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.
(4)	For Non-GAAP adjustment details, see reconciliation of non-GAAP operating income and earnings per share.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$523,711	$498,727	$1,608,657	$1,532,099
Costs and Expenses:
Cost of operations	399,281	361,530	1,217,108	1,130,153
Research and development costs	1,426	2,870	6,990	9,491
Losses (gains) on asset disposals and impairments, net	(251)	(981)	(222)	(1,018)
Selling, general and administrative expenses	58,160	58,458	172,974	176,037
Total Costs and Expenses	458,616	421,877	1,396,850	1,314,663
Equity in Income of Investees	14,783	10,618	34,881	26,197
Operating Income	79,878	87,468	246,688	243,633
Other Income (Expense):
Interest income	273	160	463	369
Interest expense	(9,625)	(11,483)	(24,983)	(28,725)
Other – net	11,496	1,624	35,401	33,316
Total Other Income (Expense)	2,144	(9,699)	10,881	4,960
Income before Provision for Income Taxes	82,022	77,769	257,569	248,593
Provision for Income Taxes	20,185	17,611	61,977	59,211
Net Income	$61,837	$60,158	$195,592	$189,382
Net Income Attributable to Noncontrolling Interest	(234)	(244)	(366)	(372)
Net Income Attributable to BWX Technologies, Inc.	$61,603	$59,914	$195,226	$189,010
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.64	$2.13	$1.99
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.63	$2.13	$1.99
Shares used in the computation of earnings per share:
Basic	91,407,599	94,277,253	91,455,350	94,978,638
Diluted	91,655,536	94,483,975	91,665,383	95,190,676

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2022	2021
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$195,592	$189,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,808	50,476
Income of investees, net of dividends	(10,733)	(12,375)
Recognition of losses for pension and postretirement plans	2,441	2,189
Stock-based compensation expense	12,047	14,861
Premium for early redemption of senior notes	—	10,752
Recognition of debt issuance costs from former debt instruments	—	4,212
Other, net	1,966	1,039
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	10,518	99,604
Accounts payable	(17,996)	(20,787)
Retainages	(24,684)	(14,780)
Contracts in progress and advance billings on contracts	(42,824)	(71,020)
Income taxes	(4,019)	15,723
Accrued and other current liabilities	(8,487)	1,922
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(34,994)	(53,430)
Other, net	3,400	7,810
NET CASH PROVIDED BY OPERATING ACTIVITIES	137,035	225,578
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(134,591)	(236,656)
Acquisition of business, net of cash acquired	(47,328)	—
Purchases of securities	(2,700)	(3,560)
Sales and maturities of securities	2,667	3,417
Investments, net of return of capital, in equity method investees	(11,450)	—
Other, net	324	2,718
NET CASH USED IN INVESTING ACTIVITIES	(193,078)	(234,081)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	373,700	1,215,800
Repayments of long-term debt	(223,700)	(825,800)
Premium for early redemption of senior notes	—	(10,752)
Payment of debt issuance costs	—	(4,838)
Repayment of bank overdraft	—	(88,694)
Repurchases of common stock	(20,000)	(185,778)
Dividends paid to common shareholders	(60,894)	(60,277)
Exercises of stock options	57	2,011
Cash paid for shares withheld to satisfy employee taxes	(6,588)	(5,031)
Settlements of forward contracts, net	13,917	(1,167)
Other	(204)	(115)
NET CASH PROVIDED BY FINANCING ACTIVITIES	76,288	35,359
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(3,093)	155
TOTAL INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	17,152	27,011
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	39,775	48,298
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$56,927	$75,309
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$26,809	$32,209
Income taxes (net of refunds)	$67,555	$43,236
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$7,427	$25,106

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2022	December 31, 2021
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$51,400	$33,891
Restricted cash and cash equivalents	2,908	2,896
Investments	3,820	3,811
Accounts receivable – trade, net	72,404	70,663
Accounts receivable – other	34,145	16,651
Retainages	76,193	51,507
Contracts in progress	545,517	546,595
Other current assets	63,317	47,718
Total Current Assets	849,704	773,732
Property, Plant and Equipment, Net	1,083,436	1,045,640
Investments	7,769	9,558
Goodwill	289,962	285,502
Deferred Income Taxes	20,458	21,394
Investments in Unconsolidated Affiliates	107,430	85,284
Intangible Assets	192,898	185,551
Other Assets	120,401	94,719
TOTAL	$2,672,058	$2,501,380

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2022	December 31, 2021
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Accounts payable	$146,543	$189,842
Accrued employee benefits	75,114	71,835
Accrued liabilities – other	80,749	80,998
Advance billings on contracts	98,545	111,619
Accrued warranty expense	5,846	5,321
Total Current Liabilities	406,797	459,615
Long-Term Debt	1,340,722	1,189,304
Accumulated Postretirement Benefit Obligation	21,553	24,333
Environmental Liabilities	94,414	92,642
Pension Liability	48,018	59,388
Other Liabilities	47,618	38,863
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 127,638,048 and 127,311,985 shares at September 30, 2022 and December 31, 2021, respectively	1,276	1,273
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	186,790	174,288
Retained earnings	1,910,197	1,775,751
Treasury stock at cost, 36,420,960 and 35,915,747 shares at September 30, 2022 and December 31, 2021, respectively	(1,353,269)	(1,326,280)
Accumulated other comprehensive income (loss)	(32,280)	12,143
Stockholders' Equity – BWX Technologies, Inc.	712,714	637,175
Noncontrolling interest	222	60
Total Stockholders' Equity	712,936	637,235
TOTAL	$2,672,058	$2,501,380

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited) (In thousands)
REVENUES:
Government Operations	$422,521	$417,139	$1,290,835	$1,245,911
Commercial Operations	101,794	83,382	320,266	292,622
Eliminations	(604)	(1,794)	(2,444)	(6,434)
TOTAL	$523,711	$498,727	$1,608,657	$1,532,099

SEGMENT INCOME:
Government Operations	$77,735	$87,542	$233,749	$238,658
Commercial Operations	6,847	4,925	23,673	16,859
SUBTOTAL	84,582	92,467	257,422	255,517
Unallocated Corporate	(4,704)	(4,999)	(10,734)	(11,884)
TOTAL	$79,878	$87,468	$246,688	$243,633

DEPRECIATION AND AMORTIZATION:
Government Operations	$12,137	$10,928	$35,258	$30,433
Commercial Operations	4,603	4,985	14,465	14,939
Corporate	1,852	1,571	5,085	5,104
TOTAL	$18,592	$17,484	$54,808	$50,476

CAPITAL EXPENDITURES:
Government Operations	$19,126	$34,155	$66,195	$110,173
Commercial Operations	17,815	30,546	63,559	118,441
Corporate	2,704	1,785	4,837	8,042
TOTAL	$39,645	$66,486	$134,591	$236,656

BACKLOG:
Government Operations	$3,686,469	$3,813,289	$3,686,469	$3,813,289
Commercial Operations	632,416	687,806	632,416	687,806
TOTAL	$4,318,885	$4,501,095	$4,318,885	$4,501,095

BOOKINGS:
Government Operations	$119,086	$53,989	$398,232	$1,373,286
Commercial Operations	2,790	96,780	308,750	254,081
TOTAL	$121,876	$150,769	$706,982	$1,627,367